EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 25, 1998 on the financial statements of Whitehall Corporation included in Aviation Sales Company and subsidiaries' Amendment No. 2 on Form S-3 to Form S-4 (File No. 333-51479-02) dated November 10, 1998 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP


Miami, Florida,
  November 10, 1998.